                                                                    EXHIBIT 10.9

                                      Lease


                                 EMBASSY ROW 600
                          6600 PEACHTREE DUNWOODY ROAD
                             BUILDING 600, SUITE 600
                             ATLANTA, GEORGIA 30328





                                     Between


                      INTERNET SECURITY SYSTEMS, INC. (ISS)
                                    (Tenant)



                                       and



                         CARRAMERICA REALTY CORPORATION
                                   (Landlord)

                                      LEASE

         THIS LEASE (the "Lease") is made as of ________, 19 _______ between CARRAMERICA REALTY CORPORATION, a Maryland corporation (the "Landlord") and the Tenant as named in the Schedule below. The term "Project" means the building (the "Building") known as "Embassy Row 600" and the land (the "Land") located at 6600 Peachtree Dunwoody Road, Atlanta, Georgia 30328. "Premises" means that part of the Project leased to Tenant described in the Schedule and outlined on Appendix A.

         The following schedule (the "Schedule") is an integral part of this Lease. Terms defined in this Schedule shall have the same meaning throughout the Lease.

                                    SCHEDULE

         1. TENANT: Internet Security Systems, Inc. (ISS), a Georgia corporation
         2. PREMISES: 6600 Peachtree Dunwoody Road, Building 600, Suite 600, Atlanta, Georgia 30328
         3. RENTABLE SQUARE FEET OF THE PREMISES: 24,481 (See Special Stipulations #1 - Phased Occupancy)

                  PHASE 1 OF THE PREMISES: 12,240 rentable square feet on Floor
                  6.

                  PHASE 2 OF THE PREMISES: 6,120 rentable square feet on Floor
                  6.

                  PHASE 3 OF THE PREMISES: 6,121 rentable square feet on Floor
                  6.

         4. TENANT'S PROPORTIONATE SHARE: 16.08% (based upon a total of 152,246 rentable square feet in the Building)

         5. SECURITY DEPOSIT: $42,535.74

         6. TENANT'S REAL ESTATE BROKER FOR THIS LEASE: Cushman & Wakefield of Georgia, Inc.

         7. LANDLORD'S REAL ESTATE BROKER FOR THIS LEASE: N/A

         8. TENANT IMPROVEMENTS, IF ANY: See the Tenant Improvement Agreement attached hereto as Appendix C.

         9. COMMENCEMENT DATE:

                  The COMMENCEMENT DATE FOR PHASE 1 OF THE PREMISES is to occur on January 1, 1999 or the Completion Date (as defined in Appendix C) with respect to Phase 1 of the Premises. Landlord and Tenant shall execute a Commencement Date Confirmation substantially in the form of Appendix E promptly following the Commencement Date for Phase 1 of the Premises.

                  The COMMENCEMENT DATE FOR PHASE 2 OF THE PREMISES is to occur on April 1, 1999. Landlord and Tenant shall execute a Commencement Date Confirmation substantially in the form of Appendix E promptly following the Commencement Date for Phase 2 of the Premises.

                  The COMMENCEMENT DATE FOR PHASE 3 OF THE PREMISES is to occur on June 1, 1999. Landlord and Tenant shall execute a Commencement Date Confirmation substantially in the form of Appendix E promptly following the Commencement Date for Phase 2 of the Premises.

         10. TERMINATION DATE/TERM: June 30, 2002
         11. GUARANTOR: N/A
         12. BASE YEAR: 1999

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         13. BASE RENT:

                                          Per Sq. Ft.                    Annual                    Monthly
                     Period                Base Rent                    Base Rent                 Base Rent
                     ------                ---------                    ---------                 ---------
                  1/1/99 - 3/30/99          $20.85                     $255,204.00               $21.267.00
                  4/1/99 - 5/31/99          $20.85                     $382,806.00               $31,900.50
                  6/1/99 - 12/31/99         $20.85                     $510,428.88               $42,535.74
                  1/1/00 - 12/31/00         $21.50                     $526,341.48               $43,861.79
                  1/1/01 - 12/31/01         $22.00                     $538,581.96               $44,881.83
                  1/1/02 - 6/30/02          $22.50                     $550,822.56               $45,901.88

         1. LEASE AGREEMENT. On the terms stated in this Lease, Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, for the Term beginning on the Commencement Date and ending on the Termination Date unless extended or sooner terminated pursuant to this Lease.

         2.       RENT.

         A. Types of Rent. Tenant shall pay the following Rent in the form of a check to Landlord at the following address:

                  CARRAMERICA REALTY CORPORATION, T/A EMBASSY ROW
                  P.O. Box 198184
                  Atlanta, GA 30384-8184

or by wire transfer as follows:

                  NationsBank, N.A. (South)
                  ABA Number 061-00-0052
                  Account Number 3255807945

or in such other manner as Landlord may notify Tenant:

                  (1) Base Rent in monthly installments in advance, the first monthly installment payable concurrently with the execution of this Lease and thereafter on or before the first day of each month of the Term in the amount set forth on the Schedule.

                  (2) Operating Cost Share Rent in an amount equal to the Tenant's Proportionate Share of the excess of Operating Costs for the applicable fiscal year of the Lease (the "Excess Operating Costs") over the Operating Costs for the Base Year (the "Base Operating Costs"), paid monthly in advance in an estimated amount. Definitions of Operating Costs and Tenant's Proportionate Share, and the method for billing and payment of Operating Cost Share Rent are set forth in Sections 2B, 2C and 2D.

                  (3) Tax Share Rent in an amount equal to the Tenant's Proportionate Share of the excess of Taxes for the applicable fiscal year of this Lease (the "Excess Taxes") over the Taxes for the Base Year (the "Base Taxes"), paid monthly in advance in an estimated amount. A definition of Taxes and the method for billing and payment of Tax Share Rent are set forth in Sections 2B, 2C and 2D.

                  (4) Additional Rent in the amount of all costs, expenses, liabilities, and amounts which Tenant is required to pay under this Lease, excluding Base Rent, Operating Cost Share Rent, and Tax Share Rent, but including any interest for late payment of any item of Rent.


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                  (5) Rent as used in this Lease means Base Rent, Operating Cost
         Share Rent, Tax Share Rent and Additional Rent. Tenant's agreement to pay Rent is an independent covenant, with no right of setoff, deduction or counterclaim of any kind.

         B.       Payment of Operating Cost Share Rent and Tax Share Rent.

                  (1) Payment of Estimated Operating Cost Share Rent and Tax Share Rent. Landlord shall estimate the Operating Costs and Taxes of the Project by April 1 of each fiscal year, or as soon as reasonably possible thereafter. Landlord may revise these estimates whenever it obtains more accurate information, such as the final real estate tax assessment or tax rate for the Project.

                  Within ten (10) days after receiving the original or revised estimate from Landlord setting forth (a) an estimate of Operating Costs for a particular fiscal year, (b) the Base Operating Costs, and (c) the resulting estimate of Excess Operating Costs for such fiscal year, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant's Proportionate Share of the estimated Excess Operating Costs, multiplied by the number of months that have elapsed in the applicable fiscal year to the date of such payment including the current month, minus payments previously made by Tenant for the months elapsed. On the first day of each month thereafter, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant's Proportionate Share of this estimate, until a new estimate becomes applicable.

                  Within ten (10) days after receiving the original or revised estimate from Landlord setting forth (a) an estimate of Taxes for a particular fiscal year, (b) the Base Taxes, and (c) the resulting estimate of Excess Taxes for such fiscal year, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant's Proportionate Share of the estimated Excess Taxes, multiplied by the number of months that have elapsed in the applicable fiscal year to the date of such payment including the current month, minus payments previously made by Tenant for the months elapsed. On the first day of each month thereafter, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant's Proportionate Share of this estimate, until a new estimate becomes applicable.

                  (2) Correction of Operating Cost Share Rent. Landlord shall deliver to Tenant a report for the previous fiscal year (the "Operating Cost Report") by April 1 of each year, or as soon as reasonably possible thereafter, setting forth (a) the actual Operating Costs incurred, (b) the Base Operating Costs, (c) the amount of Operating Cost Share Rent due from Tenant, and (d) the amount of Operating Cost Share Rent paid by Tenant. Within twenty (20) days after such delivery, Tenant shall pay to Landlord the amount due minus the amount paid. If the amount paid exceeds the amount due, Landlord shall apply the excess to Tenant's payments of Operating Cost Share Rent next coming due.

                  (3) Correction of Tax Share Rent. Landlord shall deliver to Tenant a report for the previous fiscal year (the "Tax Report") by April 1 of each year, or as soon as reasonably possible thereafter, setting forth (a) the actual Taxes, (b) the Base Taxes, (c) the amount of Tax Share Rent due from Tenant, and (d) the amount of Tax Share Rent paid by Tenant. Within twenty (20) days after such delivery, Tenant shall pay to Landlord the amount due from Tenant minus the amount paid by Tenant. If the amount paid exceeds the amount due, Landlord shall apply the excess to Tenant's payments of Tax Share Rent next coming due.

         C.       Definitions.

                  (1) Included Operating Costs. "Operating Costs" means any expenses, costs and disbursements of any kind other than Taxes, paid or incurred by Landlord in connection with the management, maintenance, operation, insurance, repair and other related activities in connection with any part of the Project and of the personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith, including the cost of providing those services required to be furnished by Landlord under this Lease. Operating Costs shall also include the costs of any capital improvements which are intended to reduce Operating Costs or improve safety, and those made to keep the Project in compliance with governmental requirements applicable from time to time (collectively, "Included Capital

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

         Items"); provided, that the costs of any Included Capital Item shall be amortized by Landlord, together with an amount equal to interest at the Prime Rate plus one and one-half percent (1.5%) per annum, over the estimated useful life of such item and such amortized costs are only included in Operating Costs for that portion of the useful life of the Included Capital Item which falls within the Term.

                  If the Project is not fully occupied during any portion of any fiscal year, Landlord may adjust (an "Equitable Adjustment") Operating Costs to equal what would have been incurred by Landlord had the Project been fully occupied. This Equitable Adjustment shall apply only to Operating Costs which are variable and therefore increase as occupancy of the Project increases. Landlord may incorporate the Equitable Adjustment in its estimates of Operating Costs.

                  If Landlord does not furnish any particular service whose cost would have constituted an Operating Cost to a tenant other than Tenant who has undertaken to perform such service itself, Operating Costs shall be increased by the amount which Landlord would have incurred if it had furnished the service to such tenant.

                  (2) Excluded Operating Costs. Operating Costs shall not include:

                  (a)      costs of alterations of tenant premises;

                  (b) costs of capital improvements other than Included Capital Items;

                  (c) interest and principal payments on mortgages or any other debt costs, or rental payments on any ground lease of the Project;

                  (d)      real estate brokers' leasing commissions;

                  (e) legal fees, space planner fees and advertising expenses incurred with regard to leasing the Building or portions thereof;

                  (f) any cost or expenditure for which Landlord is reimbursed, by insurance proceeds or otherwise, except by Operating Cost Share Rent;

                  (g) the cost of any service furnished to any office tenant of the Project which Landlord does not make available to Tenant;

                  (h)      depreciation (except on any Included Capital Items);

                  (i) franchise or income taxes imposed upon Landlord, except to the extent imposed in lieu of all or any part of Taxes;

                  (j) costs of correcting defects in construction of the Building (as opposed to the cost of normal repair, maintenance and replacement expected with the construction materials and equipment installed in the Building in light of their specifications);

                  (k) legal and auditing fees which are for the benefit of Landlord such as collecting delinquent rents, preparing tax returns and other financial statements, and audits other than those incurred in connection with the preparation of reports required pursuant to
                           Section 2B above;

                  (l) the wages of any employee for services not related directly to the management, maintenance, operation and repair of the Building; and

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

                  (m)      fines, penalties and interest.

                  (3) Taxes. "Taxes" means any and all taxes, assessments and charges of any kind, general or special, ordinary or extraordinary, levied against the Project, which Landlord shall pay or become obligated to pay in connection with the ownership, leasing, renting, management, use, occupancy, control or operation of the Project or of the personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith. Taxes shall include real estate taxes, personal property taxes, sewer rents, water rents, special or general assessments, transit taxes, ad valorem taxes, and any tax levied on the rents hereunder or the interest of Landlord under this Lease (the "Rent Tax"). Taxes shall also include all fees and other costs and expenses paid by Landlord in reviewing any tax and in seeking a refund or reduction of any Taxes, whether or not the Landlord is ultimately successful.

                  For any year, the amount to be included in Taxes (a) from taxes or assessments payable in installments, shall be the amount of the installments (with any interest) due and payable during such year, and (b) from all other Taxes, shall at Landlord's election be the amount accrued, assessed, or otherwise imposed for such year or the amount due and payable in such year. Any refund or other adjustment to any Taxes by the taxing authority, shall apply during the year in which the adjustment is made.

                  Taxes shall not include any net income (except Rent Tax), capital, stock, succession, transfer, franchise, gift, estate or inheritance tax, except to the extent that such tax shall be imposed in lieu of any portion of Taxes.

                  (4) Lease Year. "Lease Year" means each consecutive twelve-month period beginning with the Commencement Date, except that if the Commencement Date is not the first day of a calendar month, then the first Lease Year shall be the period from the Commencement Date through the final day of the twelve months after the first day of the following month, and each subsequent Lease Year shall be the twelve months following the prior Lease Year.

                  (5) Fiscal Year. "Fiscal Year" means the calendar year, except that the first fiscal year and the last fiscal year of the Term may be a partial calendar year.

         D.       Computation of Base Rent and Rent Adjustments.

                  (1) Prorations. If this Lease begins on a day other than the first day of a month, the Base Rent, Operating Cost Share Rent and Tax Share Rent shall be prorated for such partial month based on the actual number of days in such month. If this Lease begins on a day other than the first day, or ends on a day other than the last day, of the fiscal year, Operating Cost Share Rent and Tax Share Rent shall be prorated for the applicable fiscal year.

                  (2) Default Interest. Any sum due from Tenant to Landlord not paid when due shall bear interest from the date due until paid at eighteen percent (18%) per annum.

                  (3) Rent Adjustments. The square footage of the Premises and the Building set forth in the Schedule are conclusively deemed to be the actual square footage thereof, without regard to any subsequent remeasurement of the Premises or the Building. If any Operating Cost paid in one fiscal year relates to more than one fiscal year, Landlord may proportionately allocate such Operating Cost among the related fiscal years.

                  (4) Books and Records. Landlord shall maintain books and records reflecting the Operating Costs and Taxes in accordance with sound accounting and management practices. Tenant and its certified public accountant shall have the right to inspect Landlord's records at Landlord's office upon at least seventy-two (72) hours' prior notice during normal business hours during the ninety (90) days following the respective delivery of the Operating Cost Report or the Tax Report. The results of any such inspection shall be kept strictly confidential by Tenant and its agents, and Tenant and its certified public accountant must agree, in their contract for such services, to such confidentiality restrictions and shall specifically agree that the results shall not be made available to any other tenant of

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         the Building. Unless Tenant sends to Landlord any written exception to either such report within said ninety (90) day period, such report shall be deemed final and accepted by Tenant. Tenant shall pay the amount shown on both reports in the manner prescribed in this Lease, whether or not Tenant takes any such written exception, without any prejudice to such exception. If Tenant makes a timely exception, Landlord shall cause its independent certified public accountant to issue a final and conclusive resolution of Tenant's exception. Tenant shall pay the cost of such certification unless Landlord's original determination of annual Operating Costs or Taxes overstated the amounts thereof by more than five percent (5%).

                  (5) Miscellaneous. So long as Tenant is in default of any obligation under this Lease, Tenant shall not be entitled to any refund of any amount from Landlord. If this Lease is terminated for any reason prior to the annual determination of Operating Cost Share Rent or Tax Share Rent, either party shall pay the full amount due to the other within fifteen (15) days after Landlord's notice to Tenant of the amount when it is determined. Landlord may commingle any payments made with respect to Operating Cost Share Rent or Tax Share Rent, without payment of interest.

         3. PREPARATION AND CONDITION OF PREMISES; POSSESSION AND SURRENDER OF PREMISES.

         A. Condition of Premises. Except to the extent of the Tenant Improvements item on the Schedule, Landlord is leasing the Premises to Tenant "as is", without any obligation to alter, remodel, improve, repair or decorate any part of the Premises. Landlord shall cause the Premises to be completed in accordance with the Tenant Improvement Agreement attached as Appendix C.

         B. Tenant's Possession. Tenant's taking possession of any portion of the Premises shall be conclusive evidence that the Premises was in good order, repair and condition. If Landlord authorizes Tenant to take possession of any part of the Premises prior to the Commencement Date for purposes of doing business, all terms of this Lease shall apply to such pre-Term possession, including Base Rent at the rate set forth for the First Lease Year in the Schedule prorated for any partial month.

         C. Maintenance. Throughout the Term, Tenant shall maintain the Premises in their condition as of the Completion Date, loss or damage caused by the elements, ordinary wear, and fire and other casualty excepted, and at the termination of this Lease, or Tenant's right to possession, Tenant shall return the Premises to Landlord in broom-clean condition. To the extent Tenant fails to perform either obligation, Landlord may, but need not, restore the Premises to such condition and Tenant shall pay the cost thereof.

         4.       PROJECT SERVICES.

         Landlord shall furnish services as follows:

         A. Heating and Air Conditioning. During the normal business hours of 8:00 a.m. to 6:00 p.m., Monday through Friday, and 8:00 a.m. to 1:00 p.m. on Saturday, Landlord shall furnish heating and air conditioning to provide a comfortable temperature, in Landlord's judgment, for normal business operations, except to the extent Tenant installs equipment which adversely affects the temperature maintained by the air conditioning system. If Tenant installs such equipment, Landlord may install supplementary air conditioning units in the Premises, and Tenant shall pay to Landlord upon demand as Additional Rent the cost of installation, operation and maintenance thereof.

         Landlord shall furnish heating and air conditioning after business hours if Tenant provides Landlord reasonable prior notice, and pays Landlord all then current charges for such additional heating or air conditioning.

         B. Elevators. Landlord shall provide passenger elevator service during normal business hours to Tenant in common with Landlord and all other tenants. Landlord shall provide limited passenger service at other times, except in case of


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

an emergency. Landlord shall provide freight elevator service at reasonable hours at Tenant's request, subject to scheduling by the Landlord and payment for the service by Tenant.

         C. Electricity. Landlord shall provide sufficient electricity to operate normal office lighting and equipment. Tenant shall not install or operate in the Premises any electrically operated equipment or other machinery, other than business machines and equipment normally employed for general office use which do not require high electricity consumption for operation, without obtaining the prior written consent of Landlord. If any or all of Tenant's equipment requires electricity consumption in excess of that which is necessary to operate normal office equipment, such consumption (including consumption for computer or telephone rooms and special HVAC equipment) shall be submetered by Landlord at Tenant's expense, and Tenant shall reimburse Landlord as Additional Rent for the cost of its submetered consumption based upon Landlord's average cost of electricity. Such Additional Rent shall be in addition to Tenant's obligations pursuant to Section 2A(2) to pay its Proportionate Share of Operating Costs.

         D. Water. Landlord shall furnish hot and cold tap water for drinking and toilet purposes. Tenant shall pay Landlord for water furnished for any other purpose as Additional Rent at rates fixed by Landlord. Tenant shall not permit water to be wasted.

         E. Janitorial Service. Landlord shall furnish janitorial service as generally provided to other tenants in the Building.

         F. Interruption of Services. If any of the Building equipment or machinery ceases to function properly for any cause Landlord shall use reasonable diligence to repair the same promptly. Landlord's inability to furnish, to any extent, the Project services set forth in this Section 4, or any cessation thereof resulting from any causes, including any entry for repairs pursuant to this Lease, and any renovation, redecoration or rehabilitation of any area of the Building shall not render Landlord liable for damages to either person or property or for interruption or loss to Tenant's business, nor be construed as an eviction of Tenant, nor work an abatement of any portion of Rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. However, in the event that an interruption of the Project services set forth in this Section 4 causes the Premises to be untenantable for a period of at least three (3) business days, monthly Rent shall be thereafter abated proportionately.

         G. Services Standard. During the Term, Landlord will use reasonable efforts to cause the Building to be operated and managed in accordance with the standards of other similar class A, multi-tenant office buildings (using a so-called basket approach, and not by reference to any one specific office building) now located within the central perimeter submarket of Atlanta, Georgia (bounded on the west by Roswell Road and I-285, on the east by Chamblee Dunwoody Road and I-285, on the north by Northridge Road, and on the south by the Glenridge Connector; the "Geographic Area"), provided that Landlord shall not be obligated to incur capital expenditures not reimbursable as Operating Costs under this Lease in order to comply with such agreement, and provided further that nothing contained in this sentence is intended to or shall be construed to require Landlord to provide any services other than those expressly set forth in this Lease, and provided further, electrical, heat, air conditioning and janitorial service shall be deemed to satisfy the requirements set forth in this sentence if such services satisfy the applicable standards set forth in this Lease.

         5.       ALTERATIONS AND REPAIRS.

         A.       Landlord's Consent and Conditions.

         Tenant shall not make any improvements or alterations to the Premises (the "Work") without in each instance submitting plans and specifications for the Work to Landlord and obtaining Landlord's prior written consent unless (a) the cost thereof is less than $25,000.00, (b) such Work does not impact the base structural components or systems of the Building, (c) such Work will not impact any other tenant's premises, and (d) such Work is not visible from outside the Premises. Tenant shall pay Landlord's standard charge of $500.00 for review of the plans and all other items submitted by Tenant. Landlord will be deemed to be acting reasonably in withholding its consent for any Work which (a) impacts the base structural components or systems of the Building, (b) impacts any other tenant's premises, or (c) is visible from outside the Premises.

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


         Tenant shall pay for the cost of all Work. All Work shall become the property of Landlord upon its installation, except for Tenant's trade fixtures and for items which Landlord requires Tenant to remove at Tenant's cost at the termination of the Lease pursuant to Section 3E.

         The following requirements shall apply to all Work:

                  (1) Prior to commencement, Tenant shall furnish to Landlord building permits, certificates of insurance satisfactory to Landlord, and, at Landlord's request, security for payment of all costs.

                  (2) Tenant shall perform all Work so as to maintain peace and harmony among other contractors serving the Project and shall avoid interference with other work to be performed or services to be rendered in the Project.

                  (3) The Work shall be performed in a good and workmanlike manner, meeting the standard for construction and quality of materials in the Building, and shall comply with all insurance requirements and all applicable governmental laws, ordinances and regulations ("Governmental Requirements").

                  (4) Tenant shall perform all Work so as to minimize or prevent disruption to other tenants, and Tenant shall comply with all reasonable requests of Landlord in response to complaints from other tenants.

                  (5) Tenant shall perform all Work in compliance with Landlord's "Policies, Rules and Procedures for Construction Projects" in effect at the time the Work is performed.

                  (6) Tenant shall permit Landlord to supervise all Work. Landlord may charge a supervisory fee not to exceed five percent (5%) of labor, material, and all other costs of the Work, if Landlord's employees or contractors perform the Work.

                  (7) Upon completion, Tenant shall furnish Landlord with contractor's affidavits and full and final statutory waivers of liens, as-built plans and specifications, and receipted bills covering all labor and materials, and all other close-out documentation required in Landlord's "Policies, Rules and Procedures for Construction Projects".

         B. Damage to Systems. If any part of the mechanical, electrical or other systems in the Premises shall be damaged, Tenant shall promptly notify Landlord, and Landlord shall repair such damage. Landlord may also at any reasonable time make any repairs or alterations which Landlord deems necessary for the safety or protection of the Project, or which Landlord is required to make by any court or pursuant to any Governmental Requirement. Tenant shall at its expense make all other repairs necessary to keep the Premises, and Tenant's fixtures and personal property, in good order, condition and repair; to the extent Tenant fails to do so, Landlord may make such repairs itself. The cost of any repairs made by Landlord on account of Tenant's default, or on account of the misuse or neglect by Tenant or its invitees, contractors or agents anywhere in the Project, shall become Additional Rent payable by Tenant on demand.

         C. No Liens. Tenant has no authority to cause or permit any lien or encumbrance of any kind to affect Landlord's interest in the Project; any such lien or encumbrance shall attach to Tenant's interest only. If any mechanic's lien shall be filed or claim of lien made for work or materials furnished to Tenant, then Tenant shall at its expense within ten (10) days thereafter either discharge or contest the lien or claim. If Tenant contests the lien or claim, then Tenant shall (i) within such ten (10) day period, provide Landlord adequate security for the lien or claim, (ii) contest the lien or claim in good faith by appropriate proceedings that operate to stay its enforcement, and (iii) pay promptly any final adverse judgment entered in any such proceeding. If Tenant does not comply with these requirements, Landlord may discharge the lien or claim, and the amount paid, as well as attorney's fees and other expenses incurred by Landlord, shall become Additional Rent payable by Tenant on demand.

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


         D. Ownership of Improvements. All Work as defined in this Section 5, partitions, hardware, equipment, machinery and all other improvements and all fixtures except trade fixtures, constructed in the Premises by either Landlord or Tenant, (i) shall become Landlord's property upon installation without compensation to Tenant, unless Landlord consents otherwise in writing, and (ii) shall at Landlord's option either (a) be surrendered to Landlord with the Premises at the termination of the Lease or of Tenant's right to possession, or
(b) be removed in accordance with Subsection 5E below (unless Landlord at the time it gives its consent to the performance of such construction expressly waives in writing the right to require such removal).

         E. Removal at Termination. Upon the termination of this Lease or Tenant's right of possession Tenant shall remove from the Project its trade fixtures, furniture, moveable equipment and other personal property, any improvements which Landlord elects shall be removed by Tenant pursuant to
Section 5D, and any improvements to any portion of the Project other than the Premises. Tenant shall repair all damage caused by the installation or removal of any of the foregoing items. If Tenant does not timely remove such property, then Tenant shall be conclusively presumed to have, at Landlord's election (i) conveyed such property to Landlord without compensation or (ii) abandoned such property, and Landlord may dispose of or store any part thereof in any manner at Tenant's sole cost, without waiving Landlord's right to claim from Tenant all expenses arising out of Tenant's failure to remove the property, and without liability to Tenant or any other person. Landlord shall have no duty to be a bailee of any such personal property. If Landlord elects abandonment, Tenant shall pay to Landlord, upon demand, any expenses incurred for disposition.

         6. USE OF PREMISES. Tenant shall use the Premises only for general office purposes. Tenant shall not allow any use of the Premises which will negatively affect the cost of coverage of Landlord's insurance on the Project. Tenant shall not allow any inflammable or explosive liquids or materials to be kept on the Premises. Tenant shall not allow any use of the Premises which would cause the value or utility of any part of the Premises to diminish or would interfere with any other Tenant or with the operation of the Project by Landlord. Tenant shall not permit any nuisance or waste upon the Premises, or allow any offensive noise or odor in or around the Premises.

         If any governmental authority shall deem the Premises to be a "place of public accommodation" under the Americans with Disabilities Act or any other comparable law as a result of Tenant's use, Tenant shall either modify its use to cause such authority to rescind its designation or be responsible for any alterations, structural or otherwise, required to be made to the Building or the Premises under such laws.

         7. GOVERNMENTAL REQUIREMENTS AND BUILDING RULES. Tenant shall comply with all Governmental Requirements applying to its use of the Premises. Tenant shall also comply with all reasonable rules established for the Project from time to time by Landlord. The present rules and regulations are contained in Appendix B. Failure by another tenant to comply with the rules or failure by Landlord to enforce them shall not relieve Tenant of its obligation to comply with the rules or make Landlord responsible to Tenant in any way. Landlord shall use reasonable efforts to apply the rules and regulations uniformly with respect to Tenant and tenants in the Building under leases containing rules and regulations similar to this Lease. In the event of alterations and repairs performed by Tenant, Tenant shall comply with the provisions of Section 5 of this Lease and also Landlord's "Policies, Rules and Regulations for Construction Projects".

         8.       WAIVER OF CLAIMS; INDEMNIFICATION; INSURANCE.

         A. Waiver of Claims. To the extent permitted by law, Tenant waives any claims it may have against Landlord or its officers, directors, employees or agents for business interruption or damage to property sustained by Tenant as the result of any act or omission of Landlord.

         To the extent permitted by law, Landlord waives any claims it may have against Tenant or its officers, directors, employees or agents for loss of rents (other than Rent) or damage to property sustained by Landlord as the result of any act or omission of Tenant.

         B. Indemnification. Tenant shall indemnify, defend and hold harmless Landlord and its officers, directors, employees and agents against any claim by any third party for injury to any person or damage to or loss of any property occurring in the Project and arising from the use of the Premises (unless caused by the willful misconduct or gross negligence of Landlord) or from any other act or omission or negligence of Tenant or any of Tenant's employees or agents. Tenant's obligations under this section shall survive the termination of this Lease.

         Landlord shall indemnify, defend and hold harmless Tenant and its officers, directors, employees and agents against any claim by any third party for injury to any person or damage to or loss of any property occurring in the Project and arising from any other act or omission or negligence of Landlord or any of Landlord's employees or agents.
Landlord's obligations under this section shall survive the termination of this Lease.

         C. Tenant's Insurance. Tenant shall maintain insurance as follows, with such other terms, coverages and insurers, as Landlord shall reasonably require from time to time:

                  (1) Commercial General Liability Insurance, with (a) Contractual Liability including the indemnification provisions contained in this Lease, (b) a severability of interest endorsement,
         (c) limits of not less than One Million Dollars ($1,000,000) combined single limit per occurrence and not less than Two Million Dollars ($2,000,000) in the aggregate for bodily injury, sickness or death, and property damage, and umbrella coverage of not less than Three Million Dollars ($3,000,000).

                  (2) Property Insurance against "All Risks" of physical loss covering the replacement cost of all improvements, fixtures and personal property. Tenant waives all rights of subrogation, and Tenant's property insurance shall include a waiver of subrogation in favor of Landlord.

                  (3) Workers' compensation or similar insurance in form and amounts required by law, and Employer's Liability with not less than the following limits:

                        Each Accident                      $500,000
                        Disease--Policy Limit              $500,000
                        Disease--Each Employee             $500,000

                  Such insurance shall contain a waiver of subrogation provision in favor of Landlord and its agents.

         Tenant's insurance shall be primary and not contributory to that carried by Landlord, its agents, or mortgagee. Landlord, and if any, Landlord's building manager or agent and ground lessor shall be named as additional insureds as respects to insurance required of the Tenant in Section 8C(1). The company or companies writing any insurance which Tenant is required to maintain under this Lease, as well as the form of such insurance, shall at all times be subject to Landlord's approval, and any such company shall be licensed to do business in the state in which the Building is located. Such insurance companies shall have a A.M. Best rating of A VI or better.

         Tenant shall cause any contractor of Tenant performing work on the Premises to maintain insurance as follows, with such other terms, coverages and insurers, as Landlord shall reasonably require from time to time:

                  (1) Commercial General Liability Insurance, including contractor's liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement, and contractor's protective liability coverage, to afford protection with limits, for each occurrence, of not less than One Million Dollars ($1,000,000) with respect to personal injury, death or property damage.

                  (2) Workers' compensation or similar insurance in form and amounts required by law, and Employer's Liability with not less than the following limits:

                        Each Accident                      $500,000
                        Disease--Policy Limit              $500,000
                        Disease--Each Employee             $500,000

                  Such insurance shall contain a waiver of subrogation provision in favor of Landlord and its agents.

         Tenant's contractor's insurance shall be primary and not contributory to that carried by Tenant, Landlord, their agents or mortgagees. Tenant and Landlord, and if any, Landlord's building manager or agent, mortgagee or ground lessor shall be named as additional insured on Tenant's contractor's insurance policies.

         D. Insurance Certificates. Tenant shall deliver to Landlord certificates evidencing all required insurance no later than five (5) days prior to the Commencement Date and each renewal date. Each certificate will provide for thirty (30) days prior written notice of cancellation to Landlord and Tenant.

         E. Landlord's Insurance. Landlord shall maintain "All-Risk" property insurance at replacement cost, including loss of rents, on the Building, and Commercial General Liability insurance policies covering the common areas of the Building, each with such terms, coverages and conditions as are normally carried by reasonably prudent owners of properties similar to the Project. With respect to property insurance, Landlord and Tenant mutually waive all rights of subrogation, and the respective "All-Risk" coverage property insurance policies carried by Landlord and Tenant shall contain enforceable waiver of subrogation endorsements.

         9.       FIRE AND OTHER CASUALTY.

         A. Termination. If a fire or other casualty causes substantial damage to the Building or the Premises, Landlord shall engage a registered architect to certify within one (1) month of the casualty to both Landlord and Tenant the amount of time needed to restore the Building and the Premises to tenantability, using standard working methods. If the time needed exceeds nine
(9) months from the date of damage occurrence, or two (2) months therefrom if the restoration would begin during the last nine (9) months of the Lease, then in the case of the Premises, either Landlord or Tenant may terminate this Lease, and in the case of the Building, Landlord may terminate this Lease, by notice to the other party within ten (10) days after the notifying party's receipt of the architect's certificate. The termination shall be effective thirty (30) days from the date of the notice and Rent shall be paid by Tenant to that date, with an abatement for any portion of the Premises which has been untenantable after the casualty.

         B. Restoration. If a casualty causes damage to the Building or the Premises but this Lease is not terminated for any reason, then subject to the rights of any mortgagees or ground lessors, Landlord shall obtain the applicable insurance proceeds and diligently restore the Building and the Premises subject to current Governmental Requirements. Tenant shall replace its damaged improvements, personal property and fixtures. Rent shall be abated on a per diem basis during the restoration for any portion of the Premises which is untenantable, except to the extent that Tenant's negligence caused the casualty.

         10. EMINENT DOMAIN. If a part of the Project is taken by eminent domain or deed in lieu thereof which is so substantial that the Premises cannot reasonably be used by Tenant for the operation of its business, then either party may terminate this Lease effective as of the date of the taking. If any substantial portion of the Project is taken without affecting the Premises, then Landlord may terminate this Lease as of the date of such taking. Rent shall abate from the date of the taking in proportion to any part of the Premises taken. The entire award for a taking of any kind shall be paid to Landlord, and Tenant shall have no right to share in the award. All obligations accrued to the date of the taking shall be performed by the party liable to perform said obligations, as set forth herein.

         11.      RIGHTS RESERVED TO LANDLORD.

         Landlord may exercise at any time any of the following rights respecting the operation of the Project without liability to the Tenant of any kind:

         A. Name. To change the name or street address of the Building or the suite number(s) of the Premises.

         B. Signs. To install and maintain any signs on the exterior and in the interior of the Building, and to approve at its sole discretion, prior to installation, any of Tenant's signs in the Premises visible from the common areas or the exterior of the Building.

         C. Window Treatments. To approve, at its discretion, prior to installation, any shades, blinds, ventilators or window treatments of any kind, as well as any lighting within the Premises that may be visible from the exterior of the Building or any interior common area.

         D. Keys. To retain and use at any time passkeys to enter the Premises or any door within the Premises. Tenant shall not alter or add any lock or bolt.

         E. Access. To have access to inspect the Premises, and to perform its obligations, or make repairs, alterations, additions or improvements, as permitted by this Lease.

         F.       Preparation for Reoccupancy.  Intentionally Omitted.

         G. Heavy Articles. To approve the weight, size, placement and time and manner of movement within the Building of any safe, central filing system or other heavy article of Tenant's property. Tenant shall move its property entirely at its own risk.

         H. Show Premises. To show the Premises to prospective purchasers, tenants, brokers, lenders, investors, rating agencies or others at any reasonable time, provided that Landlord gives prior notice to Tenant and does not materially interfere with Tenant's use of the Premises.

         I.       Relocation of Tenant. Intentionally Omitted.

         J. Use of Lockbox. To designate a lockbox collection agent for collections of amounts due Landlord. In that case, the date of payment of Rent or other sums shall be the date of the agent's receipt of such payment or the date of actual collection if payment is made in the form of a negotiable instrument thereafter dishonored upon presentment. However, Landlord may reject any payment for all purposes as of the date of receipt or actual collection by mailing to Tenant within 21 days after such receipt or collection a check equal to the amount sent by Tenant.

         K. Repairs and Alterations. To make repairs or alterations to the Project and in doing so transport any required material through the Premises, to close entrances, doors, corridors, elevators and other facilities in the Project, to open any ceiling in the Premises, or to temporarily suspend services or use of common areas in the Building. Landlord may perform any such repairs or alterations during ordinary business hours so long as such work does not materially interfere with Tenant's business, except that Tenant may require any Work in the Premises to be done after business hours if Tenant pays Landlord for overtime and any other expenses incurred. Landlord may do or permit any work on any nearby building, land, street, alley or way.

         L. Landlord's Agents. If Tenant is in default under this Lease, possession of Tenant's funds or negotiation of Tenant's negotiable instrument by any of Landlord's agents shall not waive any breach by Tenant or any remedies of Landlord under this Lease.

         M. Building Services. To install, use and maintain through the Premises, pipes, conduits, wires and ducts serving the Building, provided that such installation, use and maintenance does not unreasonably interfere with Tenant's use of the Premises.

         N. Other Actions. To take any other action which Landlord deems reasonable in connection with the operation, maintenance or preservation of the Building.

         12.      TENANT'S DEFAULT.

         Any of the following shall constitute a default by Tenant:

         A. Rent Default. Tenant fails to pay any Rent when due, and in the case of only the first two (2) such failures in any 12 consecutive months, such failure continues for five (5) days from the date of Landlord's notice;

         B. Assignment/Sublease or Hazardous Substances Default. Tenant defaults in its obligations under Section 17 Assignment and Sublease or Section 28 Hazardous Substances;

         C. Other Performance Default. Tenant fails to perform any other obligation to Landlord under this Lease, and, in the case of only the first failure during the Term of this Lease with respect to a particular provision, this failure continues for ten (10) days after written notice from Landlord, except that if Tenant begins to cure its failure within the ten (10) day period but cannot reasonably complete its cure within such period, then, so long as Tenant continues to diligently attempt to cure its failure, the ten (10) day period shall be extended to sixty (60) days, or such lesser period as is reasonably necessary to complete the cure;

         D.       Credit Default.  One of the following credit defaults occurs:

                  (1) Tenant commences any proceeding under any law relating to bankruptcy, insolvency, reorganization or relief of debts, or seeks appointment of a receiver, trustee, custodian or other similar official for the Tenant or for any substantial part of its property, or any such proceeding is commenced against Tenant and either remains undismissed for a period of thirty days or results in the entry of an order for relief against Tenant which is not fully stayed within seven days after entry;

                  (2) Tenant becomes insolvent or bankrupt, does not generally pay its debts as they become due, or admits in writing its inability to pay its debts, or makes a general assignment for the benefit of creditors;

                  (3) Any third party obtains a levy or attachment under process of law against Tenant's leasehold interest.

         E. Vacation or Abandonment Default. Tenant vacates or abandons the Premises and any Rent is past due.

         13.      LANDLORD REMEDIES.

         A. Termination of Lease or Possession. If Tenant defaults, Landlord may elect by notice to Tenant either to terminate this Lease or to terminate Tenant's possession of the Premises without terminating this Lease. In either case, Tenant shall immediately vacate the Premises and deliver possession to Landlord, and Landlord may repossess the Premises and may, at Tenant's sole cost, remove any of Tenant's signs and any of its other property, without relinquishing its right to receive Rent or any other right against Tenant. Tenant shall remain liable for the payment of all Rent accruing after any writ of possession as to the Premises is issued to Landlord.

         B. Lease Termination Damages. If Landlord terminates the Lease, Tenant shall pay to Landlord all Rent due on or before the date of termination, plus Landlord's reasonable estimate of the aggregate Rent that would have been payable from the date of termination through the Termination Date, reduced by the rental value of the Premises calculated as of the date of termination for the same period, taking into account anticipated vacancy prior to reletting, reletting expenses and market concessions, both discounted to present value at the rate of five percent (5%) per annum. If Landlord shall relet any part of the Premises for any part of such period before such present value amount shall have been paid by Tenant or finally determined by a court, then the amount of Rent payable pursuant to such reletting (taking into account vacancy prior to reletting and any reletting expenses or concessions) shall be deemed to be the reasonable rental value for that portion of the Premises relet during the period of the reletting.

         C. Possession Termination Damages. If Landlord terminates Tenant's right to possession without terminating the Lease and Landlord takes possession of the Premises itself, Landlord may relet any part of the Premises for such Rent, for such time, and upon such terms as Landlord in its sole discretion shall determine, without any obligation to do so prior to renting other vacant areas in the Building. Any proceeds from reletting the Premises shall first be applied to the expenses of reletting, including redecoration, repair, alteration, advertising, brokerage, legal, and other reasonably necessary expenses. If the reletting proceeds after payment of expenses are insufficient to pay the full amount of Rent under this Lease, Tenant shall pay such deficiency to Landlord monthly upon demand as it becomes due. Any excess proceeds shall be retained by Landlord.

         D. Landlord's Remedies Cumulative. All of Landlord's remedies under this Lease shall be in addition to all other remedies Landlord may have at law or in equity. Waiver by Landlord of any breach of any obligation by Tenant shall be effective only if it is in writing, and shall not be deemed a waiver of any other breach, or any subsequent breach of the same obligation. Landlord's acceptance of payment by Tenant shall not constitute a waiver of any breach by Tenant, and if the acceptance occurs after Landlord's notice to Tenant, or termination of the Lease or of Tenant's right to possession, the acceptance shall not affect such notice or termination. Acceptance of payment by Landlord after commencement of a legal proceeding or final judgment shall not affect such proceeding or judgment. Landlord may advance such monies and take such other actions for Tenant's account as reasonably may be required to cure or mitigate any default by Tenant. Tenant shall immediately reimburse Landlord for any such advance, and such sums shall bear interest at the default interest rate until paid.

         E. WAIVER OF TRIAL BY JURY. EACH PARTY WAIVES TRIAL BY JURY IN THE EVENT OF ANY LEGAL PROCEEDING BROUGHT BY THE OTHER IN CONNECTION WITH THIS LEASE. EACH PARTY SHALL BRING ANY ACTION AGAINST THE OTHER IN CONNECTION WITH THIS LEASE IN A FEDERAL OR STATE COURT LOCATED IN GEORGIA, CONSENTS TO THE JURISDICTION OF SUCH COURTS, AND WAIVES ANY RIGHT TO HAVE ANY PROCEEDING TRANSFERRED FROM SUCH COURTS ON THE GROUND OF IMPROPER VENUE OR INCONVENIENT FORUM.

         F. Litigation Costs. In any judgment where a party is proven to be in breach of this Lease Agreement, the losing party shall pay the prevailing party's reasonable attorneys' fees and other costs in enforcing this Lease, whether in litigation or arbitration.

         14. SURRENDER. Upon termination of this Lease or Tenant's right to possession, Tenant shall return the Premises to Landlord in good order and condition, ordinary wear and casualty damage excepted. If Landlord requires Tenant to remove any alterations, then Tenant shall remove the alterations in a good and workmanlike manner and restore the Premises to its condition prior to their installation.

         15. HOLDOVER. Tenant shall have no right to holdover possession of the Premises after the expiration or termination of this Lease without Landlord's prior written consent, which consent may be withheld in Landlord's sole and absolute discretion. If Tenant retains possession of any part of the Premises after the Term, Tenant shall become a month-to-month tenant for the entire Premises upon all of the terms of this Lease as might be applicable to such month-to-month tenancy, except that Tenant shall pay all of Base Rent, Operating Cost Share Rent and Tax Share Rent at one hundred and fifty percent (150%) of the rate in effect immediately prior to such holdover, computed on a monthly basis for each full or partial month Tenant remains in possession. Tenant shall also pay Landlord all of Landlord's direct damages resulting from Tenant's holdover. No acceptance of Rent or other payments by Landlord under these holdover provisions shall operate as a waiver of Landlord's right to regain possession or any other of Landlord's remedies. See Special Stipulations 6.

         16.      SUBORDINATION TO GROUND LEASES AND MORTGAGES.

         A. Subordination and Non-Disturbance. This Lease shall be subordinate to any present or future ground lease or mortgage respecting the Project, and any amendments to such ground lease or mortgage, at the election of the ground lessor or mortgagee as the case may be, effected by notice to Tenant in the manner provided in this Lease. The subordination shall be effective upon such notice, but at the request of Landlord or ground lessor or mortgagee, Tenant shall within ten (10) days of the request, execute and deliver to the requesting party any reasonable documents provided to evidence the subordination. Any mortgagee has the right, at its option, to subordinate its mortgage to the terms of this Lease, without notice to, nor the consent of, Tenant. At any time that the project is made subject to any ground lease or mortgage, Landlord shall use reasonable efforts to cause the mortgagee or ground lessor to deliver to Tenant a non-disturbance agreement reasonably acceptable to Tenant, providing that so long as Tenant is not in default under this Lease after the expiration of any applicable notice and cure periods, Tenant may remain in possession of the Premises under the terms of this Lease, even if the ground lessor should terminate the ground lease or if the mortgagee or its successor should acquire Landlord's title to the Project.

         B. Termination of Ground Lease or Foreclosure of Mortgage. If any ground lease is terminated or mortgage foreclosed or deed in lieu of foreclosure given and the ground lessor, mortgagee, or purchaser at a foreclosure sale shall thereby become the owner of the Project, Tenant shall attorn to such ground lessor or mortgagee or purchaser without any deduction or setoff by Tenant, and this Lease shall continue in effect as a direct lease between Tenant and such ground lessor, mortgagee or purchaser. The ground lessor or mortgagee or purchaser shall be liable as Landlord only during the time such ground lessor or mortgagee or purchaser is the owner of the Project. At the request of Landlord, ground lessor or mortgagee, Tenant shall execute and deliver within ten (10) days of the request any document furnished by the requesting party to evidence Tenant's agreement to attorn.

         C. Security Deposit. Any ground lessor or mortgagee shall be responsible for the return of any security deposit by Tenant only to the extent the security deposit is received by such ground lessor or mortgagee.

         D. Notice and Right to Cure. The Project is subject to any ground lease and mortgage identified with name and address of ground lessor or mortgagee in Appendix D to this Lease (as the same may be amended from time to time by written notice to Tenant). Tenant agrees to send by registered or certified mail to any ground lessor or mortgagee identified either in such Appendix or in any later notice from Landlord to Tenant a copy of any notice of default sent by Tenant to Landlord. If Landlord fails to cure such default within the required time period under this Lease, but ground lessor or mortgagee begins to cure within ten (10) days after such period and proceeds diligently to complete such cure, then ground lessor or mortgagee shall have such additional time as is necessary to complete such cure, including any time necessary to obtain possession if possession is necessary to cure, and Tenant shall not begin to enforce its remedies so long as the cure is being diligently pursued.

         E. Definitions. As used in this Section 16, "mortgage" shall include "deed of trust" and/or "trust deed" and "mortgagee" shall include "beneficiary" and/or "trustee", "mortgagee" shall include the mortgagee of any ground lessee, and "ground lessor", "mortgagee", and "purchaser at a foreclosure sale" shall include, in each case, all of its successors and assigns, however remote.

         17.      ASSIGNMENT AND SUBLEASE.

         A. In General. Tenant shall not, without the prior consent of Landlord in each case, (i) make or allow any assignment or transfer, by operation of law or otherwise, of any part of Tenant's interest in this Lease,
(ii) grant or allow any lien or encumbrance, by operation of law or otherwise, upon any part of Tenant's interest in this Lease, (iii) sublet any part of the Premises, or (iv) permit anyone other than Tenant and its employees to occupy any part of the Premises. Tenant shall remain primarily liable for all of its obligations under this Lease, notwithstanding any assignment or transfer. No consent granted by Landlord shall be deemed to be a consent to any subsequent assignment or transfer, lien or encumbrance, sublease or occupancy. Tenant shall pay all of Landlord's attorneys' fees and other expenses incurred in connection with any consent requested by Tenant or in reviewing any proposed assignment or subletting. Any assignment or transfer, grant of lien or encumbrance, or sublease or occupancy without Landlord's prior written consent shall be void. If Tenant shall assign this Lease or sublet the Premises in its entirety any rights of Tenant to renew this Lease, extend the Term or to lease additional space in the Project shall be extinguished thereby and will not be transferred to the assignee or subtenant, all such rights being personal to the Tenant named herein.

         B. Landlord's Consent. Landlord will not unreasonably withhold its consent to any proposed assignment or subletting. It shall be reasonable for Landlord to withhold its consent to any assignment or sublease if (i) Tenant is in default under this Lease, (ii) during the initial ninety (90) days of Tenant's effort to market the Premises for sublease, the proposed assignee or sublessee is a tenant in the Project or an affiliate of such a tenant or a party that Landlord has identified as a prospective tenant in the Project, (iii) the nature of business, and character of the proposed assignee or subtenant are not reasonably satisfactory to Landlord, (iv) in the reasonable judgment of Landlord the purpose for which the assignee or subtenant intends to use the Premises (or a portion thereof) is not in keeping with Landlord's standards for the Building or are in violation of the terms of this Lease or any other leases in the Project, (v) the proposed assignee or subtenant is a government entity. The foregoing shall not exclude any other reasonable basis for Landlord to withhold its consent.

         C. Procedure. Tenant shall notify Landlord of any proposed assignment or sublease at least thirty (30) days prior to its proposed effective date. The notice shall include the name and address of the proposed assignee or subtenant, its corporate affiliates in the case of a corporation and its partners in a case of a partnership, an execution copy of the proposed assignment or sublease, and sufficient information to permit Landlord to determine the financial responsibility and character of the proposed assignee or subtenant. As a condition to any effective assignment of this Lease, the assignee shall execute and deliver in form satisfactory to Landlord at least fifteen (15) days prior to the effective date of the assignment, an assumption of all of the obligations of Tenant under this Lease. As a condition to any effective sublease, subtenant shall execute and deliver in form satisfactory to Landlord at least fifteen (15) days prior to the effective date of the sublease, an agreement to comply with all of Tenant's obligations under this Lease, and at Landlord's option, an agreement (except for the economic obligations which subtenant will undertake directly to Tenant) to attorn to Landlord under the terms of the sublease in the event this Lease terminates before the sublease expires.

         D.       Change of Management or Ownership.

                  (1) Any transfer of the direct or indirect power to affect the management or policies of Tenant or direct or indirect change in 25% or more of the ownership interest in Tenant (any of the foregoing in this Subsection D being herein sometimes referred to as an "Ownership Transfer") shall constitute an assignment of this Lease. Notwithstanding the foregoing in this Subsection D to the contrary if Tenant shall be a corporation whose stock is publicly traded on a nationally recognized securities exchange (including the NASDAQ over-the-counter market), then, except with respect to an Ownership Transfer in connection with the merger or consolidation of Tenant and except with respect to an Ownership Transfer in connection with the sale of all or substantially all of the assets of Tenant, any Ownership Transfer shall not be deemed to be an assignment of this Lease. In any event, any Ownership Transfer in connection with the merger or consolidation of Tenant or in connection with the sale of all or substantially all of the assets of Tenant shall constitute an assignment of this Lease.

                  (2) Notwithstanding the foregoing, if no default on the part of Tenant has occurred and is continuing, Tenant may assign this Lease to an entity into which Tenant is merged or consolidated or to an entity to which substantially all of Tenant's assets are transferred, without first obtaining Landlord's written consent, if Tenant notifies Landlord prior to the proposed transaction, providing information satisfactory to Landlord in order to determine the net worth both of the successor entity and of Tenant immediately prior to such assignment, and showing the net worth of the successor to be at least equal to the net worth of Tenant.

         E. Excess Payments. If Tenant shall assign this Lease or sublet any part of the Premises to any entity that is not an Affiliate of Tenant for consideration in excess of the pro-rata portion of Rent applicable to the space subject to the assignment or sublet, then Tenant shall pay to Landlord as Additional Rent 50% of any such excess (net of Tenant's Transfer Costs, as defined below) immediately upon receipt. "Tenant's Transfer Costs" means the outstanding balance from time to time of the sum of the following items: (1) the cost of any additional tenant improvements required for the assignment of this Lease or the subleasing of such portion of the Premises paid by Tenant; (2) reasonable leasing commissions paid by Tenant in connection with the assignment or sublease to the transferee, not to exceed the amount of such commissions customarily payable with respect to the leasing of office space in the Geographic Area; (3) rent abatements and other reasonable concessions granted by Tenant in connection with such assignment or sublease; and (4) reasonable marketing expenses paid directly by Tenant to assign this Lease or sublease the space (to the extent not included in a brokerage commission paid by Tenant).

         F. Recapture. Landlord may, by giving written notice to Tenant within ten (10) business days after receipt of Tenant's notice of assignment or subletting, terminate this Lease with respect to the space described in Tenant's notice, as of the effective date of the proposed assignment or sublease and all obligations under this Lease as to such space shall expire except as to any obligations that expressly survive any termination of this Lease.

         18. CONVEYANCE BY LANDLORD. If Landlord shall at any time transfer its interest in the Project or this Lease, Landlord shall be released of any obligations occurring after such transfer, except the obligation to return to Tenant any security deposit not delivered to its transferee, and Tenant shall look solely to Landlord's successors for performance of such obligations. This Lease shall not be affected by any such transfer.

         19. ESTOPPEL CERTIFICATE. Each party shall, within ten (10) days of receiving a request from the other party, execute, acknowledge in recordable form, and deliver to the other party or its designee a certificate stating, subject to a specific statement of any applicable exceptions, that the Lease as amended to date is in full force and effect, that the Tenant is paying Rent and other charges on a current basis, and that to the best of the knowledge of the certifying party, the other party has committed no uncured defaults and has no offsets or claims. The certifying party may also be required to state the date of commencement of payment of Rent, the Commencement Date, the Termination Date, the Base Rent, the current Operating Cost Share Rent and Tax Share Rent estimates, the status of any improvements required to be completed by Landlord, the amount of any security deposit, and such other matters as may be reasonably requested. Failure to deliver such statement within the time required shall be conclusive evidence against the non-certifying party that this Lease, with any amendments identified by the requesting party, is in full force and effect, that there are no uncured defaults by the requesting party, that not more than one month's Rent has been paid in advance, that the non-certifying party has not paid any security deposit, and that the non-certifying party has no claims or offsets against the requesting party.

         20. SECURITY DEPOSIT. Tenant shall deposit with Landlord on the date of this Lease, security for the performance of all of its obligations in the amount set forth on the Schedule. If Tenant defaults under this Lease, Landlord may use any part of the Security Deposit to make any defaulted payment, to pay for Landlord's cure of any defaulted obligation, or to compensate Landlord for any loss or damage resulting from any default. To the extent any portion of the deposit is used, Tenant shall within five (5) days after demand from Landlord restore the deposit to its full amount. Landlord may keep the Security Deposit in its general funds and shall not be required to pay interest to Tenant on the deposit amount. If Tenant shall perform all of its obligations under this Lease and return the Premises to Landlord at the end of the Term, Landlord shall return all of the remaining Security Deposit to Tenant within thirty (30) days after the end of the Term. The Security Deposit shall not serve as an advance payment of Rent or a measure of Landlord's damages for any default under this Lease.

         If Landlord transfers its interest in the Project or this Lease, Landlord may transfer the Security Deposit to its transferee. Upon such transfer, Landlord shall have no further obligation to return the Security Deposit to Tenant, and Tenant's right to the return of the Security Deposit shall apply solely against Landlord's transferee.

         21. FORCE MAJEURE. Landlord shall not be in default under this Lease to the extent Landlord is unable to perform any of its obligations on account of any strike or labor problem, energy shortage, governmental pre-emption or prescription, national emergency, or any other cause of any kind beyond the reasonable control of Landlord ("Force Majeure").

         22. TENANT'S PERSONAL PROPERTY AND FIXTURES. In addition to any statutory lien, Tenant hereby grants to Landlord a lien against and a security interest in all of Tenant's personal property and fixtures now or hereafter located within the Premises as security for performance of all of Tenant's obligations under this Lease. Tenant may replace such personal property and fixtures with items of equal or better quality, but shall not otherwise remove them from the Premises without the consent of Landlord until all of the obligations of Tenant under this Lease have been performed. This Lease constitutes a security agreement creating a security interest in such property in favor of Landlord, subject only to the liens of existing creditors, and Landlord may at any time file this Lease as a financing statement under the Uniform Commercial Code of the state in which the Project is located. Alternatively, if requested to do so by Landlord, Tenant shall execute and deliver to Landlord within ten (10) days of such request a Form UCC-1 Financing Statement wherein Landlord is the secured party and Tenant is the Debtor.

         23. NOTICES. All notices, consents, approvals and similar communications to be given by one party to the other under this Lease, shall be given in writing, mailed or personally delivered as follows:

         A.       Landlord.  To Landlord as follows:

                  CARRAMERICA REALTY CORPORATION
                  1600 Parkwood Circle, Suite 150
                  Atlanta, Georgia 30339
                  Attn:  Market Officer

                  with a copy to:

                  CarrAmerica Realty Corporation
                  1850 K Street, Suite 500
                  Washington, D.C. 20006
                  Attn:  Lease Administration

or to such other person at such other address as Landlord may designate by notice to Tenant.

         B.       Tenant.  To Tenant as follows:

                  Internet Security Systems, Inc.
                  6600 Peachtree Dunwoody Road
                  Building 600, Suite 600
                  Atlanta, Georgia 30328

or to such other person at such other address as Tenant may designate by notice to Landlord.

         Mailed notices shall be sent by United States certified or registered mail, or by a reputable national overnight courier service, postage prepaid. Mailed notices shall be deemed to have been given on the earlier of actual delivery or three (3) business days after posting in the United States mail in the case of registered or certified mail, and one business day in the case of overnight courier.

         24. QUIET POSSESSION. So long as Tenant shall perform all of its obligations under this Lease, Tenant shall enjoy peaceful and quiet possession of the Premises against any party claiming through the Landlord.

         25. REAL ESTATE BROKER. Tenant represents to Landlord that Tenant has not dealt with any real estate broker with respect to this Lease except for any broker(s) listed in the Schedule, and no other broker is in any way entitled to any broker's fee or other payment in connection with this Lease. Tenant shall indemnify and defend Landlord against any claims by any other broker or third party for any payment of any kind in connection with this Lease.

         26.      MISCELLANEOUS.

         A. Successors and Assigns. Subject to the limits on Tenant's assignment contained in Section 17, the provisions of this Lease shall be binding upon and inure to the benefit of all successors and assigns of Landlord and Tenant.

         B. Date Payments Are Due. Except for payments to be made by Tenant under this Lease which are due upon demand or are due in advance (such as Base Rent). Tenant shall pay to Landlord any amount for which Landlord renders a statement of account within ten days of Tenant's receipt of Landlord's statement.

         C. Meaning of "Landlord", "Re-Entry, "including" and "Affiliate". The term "Landlord" means only the owner of the Project and the lessor's interest in this Lease from time to time. The words "re-entry" and "re-enter" are not restricted to their technical legal meaning. The words "including" and similar words shall mean "without limitation." The word "affiliate" shall mean a person or entity controlling, controlled by or under common control with the applicable entity. "Control" shall mean the power directly or indirectly, by contract or otherwise, to direct the management and policies of the applicable entity.

         D. Time of the Essence. Time is of the essence of each provision of this Lease.

         E. No Option. This document shall not be effective for any purpose until it has been executed and delivered by both parties; execution and delivery by one party shall not create any option or other right in the other party.

         F. Severability. The unenforceability of any provision of this Lease shall not affect any other provision.

         G. Governing Law. This Lease shall be governed in all respects by the laws of the state in which the Project is located, without regard to the principles of conflicts of laws.

         H. Lease Modification. Tenant agrees to modify this Lease in any way requested by a mortgagee which does not cause increased expense to Tenant or otherwise materially adversely affect Tenant's interests under this Lease.

         I. No Oral Modification. No modification of this Lease shall be effective unless it is a written modification signed by both parties.

         J. Landlord's Right to Cure. If Landlord breaches any of its obligations under this Lease, Tenant shall notify Landlord in writing and shall take no action respecting such breach so long as Landlord promptly begins to cure the breach and diligently pursues such cure to its completion. Landlord may cure any default by Tenant; any expenses incurred shall become Additional Rent due from Tenant on demand by Landlord.

         K. Captions. The captions used in this Lease shall have no effect on the construction of this Lease.

         L. Authority. Landlord and Tenant each represents to the other that it has full power and authority to execute and perform this Lease.

         M. Landlord's Enforcement of Remedies. Landlord may enforce any of its remedies under this Lease either in its own name or through an agent.

         N. Entire Agreement. This Lease, together with all Appendices, constitutes the entire agreement between the parties. No representations or agreements of any kind have been made by either party which are not contained in this Lease.

         O. Landlord's Title. Landlord's title shall always be paramount to the interest of the Tenant, and nothing in this Lease shall empower Tenant to do anything which might in any way impair Landlord's title.

         P. Light and Air Rights. Landlord does not grant in this Lease any rights to light and air in connection with Project. Landlord reserves to itself, the Land, the Building below the improved floor of each floor of the Premises, the Building above the ceiling of each floor of the Premises, the exterior of the Premises and the areas on the same floor outside the Premises, along with the areas within the Premises required for the installation and repair of utility lines and other items required to serve other tenants of the Building.

         Q. Singular and Plural. Wherever appropriate in this Lease, a singular term shall be construed to mean the plural where necessary, and a plural term the singular. For example, if at any time two parties shall constitute Landlord or Tenant, then the relevant term shall refer to both parties together.

         R. No Recording by Tenant. Tenant shall not record in any public records any memorandum or any portion of this Lease.

         S.       Exclusivity. Landlord does not grant to Tenant in this Lease any exclusive right except the right to occupy its Premises.

         T. No Construction Against Drafting Party. The rule of construction that ambiguities are resolved against the drafting party shall not apply to this Lease.

         U. Survival. All obligations of Landlord and Tenant under this Lease shall survive the termination of this Lease.

         V. Rent Not Based on Income. No rent or other payment in respect of the Premises shall be based in any way upon net income or profits from the Premises. Tenant may not enter into or permit any sublease or license or other agreement in connection with the Premises which provides for a rental or other payment based on net income or profit.

         W. Building Manager and Service Providers. Landlord may perform any of its obligations under this Lease through its employees or third parties hired by the Landlord.

         X. Late Charge and Interest on Late Payments. Without limiting the provisions of Section 12A, if Tenant fails to pay any installment of Rent or other charge to be paid by Tenant pursuant to this Lease within five (5) business days after the same becomes due and payable, then Tenant shall pay a late charge equal to the greater of five percent (5%) of the amount of such payment or $250. In addition, interest shall be paid by Tenant to Landlord on any late payments of Rent from the date due until paid at the rate provided in
Section 2D(2). Such late charge and interest shall constitute Additional Rent due and payable by Tenant to Landlord upon the date of payment of the delinquent payment referenced above.

         Y. Tenant's Financial Statements. Within ten (10) days after Landlord's written request therefor, Tenant shall deliver to Landlord the current audited annual and quarterly financial statements of Tenant, and annual audited financial statements of the two (2) years prior to the current year's financial statements, each with an option of a certified public accountant and including a balance sheet and profit and loss statement, all prepared in accordance with generally accepted accounting principles consistently applied.

         27. UNRELATED BUSINESS INCOME. If Landlord is advised by its counsel at any time that any part of the payments by Tenant to Landlord under this Lease may be characterized as unrelated business income under the United States Internal Revenue Code and its regulations, then Tenant shall enter into any amendment proposed by Landlord to avoid such income, so long as the amendment does not require Tenant to make more payments or accept fewer services from Landlord, than this Lease provides.

         28. HAZARDOUS SUBSTANCES. Tenant shall not cause or permit any Hazardous Substances to be brought upon, produced, stored, used, discharged or disposed of in or near the Project unless Landlord has consented to such storage or use in its sole discretion. "Hazardous Substances" include those hazardous substances described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., any other applicable federal, state or local law, and the regulations adopted under these laws. If any lender or governmental agency shall require testing for Hazardous Substances in the Premises, Tenant shall pay for such testing.

         29. EXCULPATION. Landlord shall have no personal liability under this Lease; its liability shall be limited to its interest in the Project, and shall not extend to any other property or assets of the Landlord. In no event shall any officer, director, employee, agent, shareholder, partner, member or beneficiary of Landlord be personally liable for any of Landlord's obligations hereunder.

         IN WITNESS WHEREOF, the parties hereto have executed this Lease.

                                  LANDLORD:

                                  CarrAmerica Realty Corporation, a Maryland corporation

                                  By:
                                     ----------------------------------------
                                  Print Name:
                                             --------------------------------
                                  Print Title:
                                             --------------------------------
                                  Date:
                                        -------------------------------------

                                  TENANT:

                                  Internet Security Systems, Inc., a Georgia corporation

                                  By:
                                     ----------------------------------------
                                  Print Name:
                                             --------------------------------
                                  Print Title:
                                             --------------------------------
                                  Date:
                                        -------------------------------------

                                                          [CORPORATE SEAL]

                                   APPENDIX A

                              PLAN OF THE PREMISES




                                  Appendix A

                                   APPENDIX B

                             RULES AND REGULATIONS

         1. Tenant shall not place anything, or allow anything to be placed near the glass of any window, door, partition or wall which may, in Landlord's judgment, appear unsightly from outside of the Project.

         2. The Project directory shall be available to Tenant solely to display names and their location in the Project, which display shall be as directed by Landlord.

         3. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by Tenant or used by Tenant for any purposes other than for ingress to and egress from the Premises. Tenant shall lend its full cooperation to keep such areas free from all obstruction and in a clean and sightly condition and shall move all supplies, furniture and equipment as soon as received directly to the Premises and move all such items and waste being taken from the Premises (other than waste customarily removed by employees of the Building) directly to the shipping platform at or about the time arranged for removal therefrom. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and Landlord shall, in all cases, retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord, reasonably exercised, shall be prejudicial to the safety, character, reputation and interests of the Project. Neither Tenant nor any employee or invitee of Tenant shall go upon the roof of the Project.

         4. The toilet rooms, urinals, wash bowls and other apparatuses shall not be used for any purposes other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein, and to the extent caused by Tenant or its employees or invitees, the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant.

         5. Tenant shall not cause any unnecessary janitorial labor or services by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness.

         6. Tenant shall not install or operate any refrigerating, heating or air conditioning apparatus, or carry on any mechanical business without the prior written consent of Landlord; use the Premises for housing, lodging or sleeping purposes; or permit preparation or warming of food in the Premises (warming of coffee and individual meals with employees and guests excepted). Tenant shall not occupy or use the Premises or permit the Premises to be occupied or used for any purpose, act or thing which is in violation of any Governmental Requirement or which may be dangerous to persons or property.

         7. Tenant shall not bring upon, use or keep in the Premises or the Project any kerosene, gasoline or inflammable or combustible fluid or material, or any other articles deemed hazardous to persons or property, or use any method of heating or air conditioning other than that supplied by Landlord.

         8. Landlord shall have sole power to direct electricians as to where and how telephone and other wires are to be introduced. No boring or cutting for wires is to be allowed without the consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

         9. No additional locks shall be placed upon any doors, windows or transoms in or to the Premises without the prior written consent of Landlord. Tenant shall not change existing locks or the mechanism thereof. Upon termination of the lease, Tenant shall deliver to Landlord all keys and passes for offices, rooms, parking lot and toilet rooms which shall have been furnished Tenant.

                  In the event of the loss of keys so furnished, Tenant shall pay Landlord therefor. Tenant shall not make, or cause to be made, any such keys and shall order all such keys solely from Landlord and shall pay Landlord for any keys in addition to the two sets of keys originally furnished by Landlord for each lock.



                                  Appendix B

         10. Tenant shall not install linoleum, tile, carpet or other floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord.

         11. No furniture, packages, supplies, equipment or merchandise will be received in the Project or carried up or down in the freight elevator, except between such hours and in such freight elevator as shall be designated by Landlord. Tenant shall not take or permit to be taken in or out of other entrances of the Building, or take or permit on other elevators, any item normally taken in or out through the trucking concourse or service doors or in or on freight elevators.

         12. Tenant shall cause all doors to the Premises to be closed and securely locked and shall turn off all utilities, lights and machines before leaving the Project at the end of the day.

         13. Without the prior written consent of Landlord, Tenant shall not use the name of the Project or any picture of the Project in connection with, or in promoting or advertising the business of, Tenant, except Tenant may use the address of the Project as the address of its business.

         14. Tenant shall cooperate fully with Landlord to assure the most effective operation of the Premises' or the Project's heating and air conditioning, and shall refrain from attempting to adjust any controls, other than room thermostats installed for Tenant's use. Tenant shall keep corridor doors closed.

         15. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage, which may arise from a cause other than Landlord's negligence, which includes keeping doors locked and other means of entry to the Premises closed and secured.

         16. Peddlers, solicitors and beggars shall be reported to the office of the Project or as Landlord otherwise requests.

         17. Tenant shall not advertise the business, profession or activities of Tenant conducted in the Project in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining to such business, profession or activities.

         18. No bicycle or other vehicle and no animals or pets shall be allowed in the Premises, halls, freight docks, or any other parts of the Building except that blind persons may be accompanied by "seeing eye" dogs. Tenant shall not make or permit any noise, vibration or odor to emanate from the Premises, or do anything therein tending to create, or maintain, a nuisance, or do any act tending to injure the reputation of the Building.

         19. Tenant acknowledges that Building security problems may occur which may require the employment of extreme security measures in the day-to-day operation of the Project.

         Accordingly:

                  (a) Landlord may, at any time, or from time to time, or for regularly scheduled time periods, as deemed advisable by Landlord and/or its agents, in their sole discretion, require that persons entering or leaving the Project or the Property identify themselves to watchmen or other employees designated by Landlord, by registration, identification or otherwise.

                  (b) Tenant agrees that it and its employees will cooperate fully with Project employees in the implementation of any and all security procedures.

                  (c) Such security measures shall be the sole responsibility of Landlord, and Tenant shall have no liability for any action taken by Landlord in connection therewith, it being understood that Landlord is not required to provide any security procedures and shall have no liability for such security procedures or the lack thereof.



                                   Appendix B

         20. Tenant shall not do or permit the manufacture, sale, purchase, use or gift of any fermented, intoxicating or alcoholic beverages without obtaining written consent of Landlord.

         21. Tenant shall not disturb the quiet enjoyment of any other tenant.

         22. Tenant shall not provide any janitorial services or cleaning without Landlord's written consent and then only subject to supervision of Landlord and at Tenant's sole responsibility and by janitor or cleaning contractor or employees at all times satisfactory to Landlord.

         23. Landlord may retain a pass key to the Premises and be allowed admittance thereto at all times to enable its representatives to examine the Premises from time to time and to exhibit the same and Landlord may place and keep on the windows and doors of the Premises at any time signs advertising the Premises for Rent.

         24. No equipment, mechanical ventilators, awnings, special shades or other forms of window covering shall be permitted either inside or outside the windows of the Premises without the prior written consent of Landlord, and then only at the expense and risk of Tenant, and they shall be of such shape, color, material, quality, design and make as may be approved by Landlord.

         25. Tenant shall not during the term of this Lease canvas or solicit other tenants of the Building for any purpose.

         26. Tenant shall not install or operate any phonograph, musical or sound- producing instrument or device, radio receiver or transmitter, TV receiver or transmitter, or similar device in the Building, nor install or operate any antenna, aerial, wires or other equipment inside or outside the Building, nor operate any electrical device from which may emanate electrical waves which may interfere with or impair radio or television broadcasting or reception from or in the Building or elsewhere, without in each instance the prior written approval of Landlord. The use thereof, if permitted, shall be subject to control by Landlord to the end that others shall not be disturbed.

         27. Tenant shall promptly remove all rubbish and waste from the Premises.

         28. Tenant shall not exhibit, sell or offer for sale, Rent or exchange in the Premises or at the Project any article, thing or service, except those ordinarily embraced within the use of the Premises specified in
Section 6 of this Lease, without the prior written consent of Landlord.

         29. Tenant shall list all furniture, equipment and similar articles Tenant desires to remove from the Premises or the Building and deliver a copy of such list to Landlord and procure a removal permit from the Office of the Building authorizing Building employees to permit such articles to be removed.

         30. Tenant shall not overload any floors in the Premises or any public corridors or elevators in the Building.

         31. Tenant shall not do any painting in the Premises, or mark, paint, cut or drill into, drive nails or screws into, or in any way deface any part of the Premises or the Building, outside or inside, without the prior written consent of Landlord.

         32. Whenever Landlord's consent, approval or satisfaction is required under these Rules, then unless otherwise stated, any such consent, approval or satisfaction must be obtained in advance, such consent or approval may be granted or withheld in Landlord's sole discretion, and Landlord's satisfaction shall be determined in its sole judgment.

         33       Tenant and its employees shall cooperate in all fire drills conducted by Landlord in the Building.



                                   Appendix B

                                   APPENDIX C

                          TENANT IMPROVEMENT AGREEMENT

                  1. INITIAL IMPROVEMENTS. Landlord shall cause to be performed the improvements (the "Initial Improvements") in the Premises in accordance with plans and specifications approved by Tenant and Landlord (the "Plans"), which Plans shall be initialed by Landlord and Tenant and attached hereto by November 20, 1998 or the Commencement Date of this Lease shall be January 1, 1999 and all conditions set forth in Paragraph 4. below shall be null and void. The Initial Improvements shall be performed at the Tenant's cost, subject to the Landlord's Contribution (hereinafter defined).

         Landlord shall cause the Plans to be prepared, at Tenant's cost, by a registered professional architect. Tenant hereby agrees that the Plans for the Initial Improvements shall comply with all applicable Governmental Requirements. Landlord's approval of any of the Plans (or any modifications or changes thereto) shall not impose upon Landlord or its agents or representatives any obligation with respect to the design of the Initial Improvements or the compliance of such Initial Improvements or the Plans with applicable Governmental Requirements.

         Landlord shall select a contractor to perform the construction of the Initial Improvements. Landlord shall use commercially reasonable efforts to cause the Initial Improvements to be substantially completed, except for minor "Punch List" items, on or before the Commencement Date specified in the Schedule to the Lease, subject to Tenant Delay (as defined in Section 4 hereof) and Force Majeure.

         Landlord, or an agent of Landlord, shall provide project management services in connection with the construction of the Initial Improvements and the Change Orders (hereinafter defined). Such project management services shall be performed, at Tenant's cost, for a fee of five percent (5%) of all costs related to the preparation of the Plans and the construction of the Initial Improvements and the Change Orders.

         2. CHANGE ORDERS. If, prior to the Commencement Date, Tenant shall require improvements or changes (individually or collectively, "Change Orders") to the Premises in addition to, revision of or substitution for the Initial Improvements, Tenant shall deliver to Landlord for its approval plans and specifications for such Change Orders. If Landlord does not approve of the plans for Change Orders, Landlord shall advise Tenant of the revisions required. Tenant shall revise and redeliver the plans and specifications to Landlord within five (5) business days of Landlord's advice or Tenant shall be deemed to have abandoned its request for such Change Orders. Tenant shall pay for all preparations and revisions of plans and specifications, and the construction of all Change Orders, subject to Landlord's Contribution.

         3. LANDLORD'S CONTRIBUTION. Landlord shall contribute an amount up to $146,886.00 ("Landlord's Contribution") toward the costs incurred for the Initial Improvements and Change Orders. Landlord has no obligation to pay for costs of the Initial Improvements or Change Orders in excess of Landlord's Contribution. If the cost of the Initial Improvements and/or Change Orders exceeds the Landlord's Contribution, Tenant shall pay such overage to Landlord prior to commencement of construction of the Initial Improvements and/or Change Orders. If Landlord's Contribution exceeds the cost of the Initial Improvements and Change Orders, then Landlord shall credit such excess against the monthly installments of Base Rent first due and payable after the Commencement Date.

         4. COMMENCEMENT DATE DELAY. Commencement Date shall be delayed until the Initial Improvements have been substantially completed (the "Completion Date"), except to the extent that the delay shall be caused by any one or more of the following (a "Tenant Delay"):

                  (a) Tenant's request for Change Orders whether or not any such Change Orders are actually performed; or

                  (b)      Contractor's performance of any Change Orders; or



                                  Appendix C

                  (c) Tenant's request for materials, finishes or installations requiring unusually long lead times; or

                  (d) Tenant's delay in reviewing, revising or approving plans and specifications beyond the periods set forth herein; or

                  (e) Tenant's delay in providing information critical to the normal progression of the project. Tenant shall provide such information as soon as reasonably possible, but in no event longer than one week after receipt of such request for information from the Landlord; or

                  (f) Tenant's delay in making payments to Landlord for costs of the Initial Improvements and/or Change Orders in excess of the Landlord's Contribution; or

                  (g) Any other act or omission by Tenant, its agents, contractors or persons employed by any of such persons.

If the Commencement Date is delayed for any reason, then Landlord shall cause Landlord's Architect to certify the date on which the Initial Improvements would have been completed but for such Tenant Delay, or were in fact completed without any Tenant Delay. Notwithstanding anything herein to the contrary, the only Commencement Date which is subject to delays shall be the Phase I Commencement Date. Phase II and Phase III Commencement Dates shall commence without being subject to the conditions of this paragraph 4.

         5. ACCESS BY TENANT PRIOR TO COMMENCEMENT OF TERM. Landlord at its discretion may permit Tenant and its agents to enter the Premises prior to the Commencement Date to prepare the Premises for Tenant's use and occupancy. Any such permission shall constitute a license only, conditioned upon Tenant's:

         (a) working in harmony with Landlord and Landlord's agents, contractors, workmen, mechanics and suppliers and with other tenants and occupants of the Building;

         (b) obtaining in advance Landlord's approval of the contractors proposed to be used by Tenant and depositing with Landlord in advance of any work (i) security satisfactory to Landlord for the completion thereof, and (ii) the contractor's affidavit for the proposed work and the waivers of lien from the contractor and all subcontractors and suppliers of material; and

         (c) furnishing Landlord with such insurance as Landlord may require against liabilities which may arise out of such entry.

         Landlord shall have the right to withdraw such license for any reason upon twenty-four (24) hours' written notice to Tenant. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's property or installations in the Premises prior to the Commencement Date. Tenant shall protect, defend, indemnify and save harmless Landlord from all liabilities, costs, damages, fees and expenses arising out of the activities of Tenant or its agents, contractors, suppliers or workmen in the Premises or the Building. Any entry and occupation permitted under this Section shall be governed by Section 5 and all other terms of the Lease.

         6. MISCELLANEOUS. Terms used in this Appendix C shall have the meanings assigned to them in the Lease. The terms of this Appendix C are subject to the terms of the Lease.



                                  Appendix C

                                   APPENDIX D

                   MORTGAGES CURRENTLY AFFECTING THE PROJECT



                                      NONE




                                  Appendix D

                                   APPENDIX E

                         COMMENCEMENT DATE CONFIRMATION


Landlord:         CarrAmerica Realty Corporation, a Georgia corporation

Tenant:           ____________________, a _____________

         This Commencement Date Confirmation is made by Landlord and Tenant pursuant to that certain Lease dated as of _________, 199__ (the "Lease") for certain premises known as Suite ____ in the building commonly known as [PROPERTY NAME] (the "Premises"). This Confirmation is made pursuant to Item 9 of the Schedule to the Lease.

         1. Lease Commencement Date, Termination Date. Landlord and Tenant hereby agree that the Commencement Date of the Lease is _____________, 199__, and the Termination Date of the Lease is __________________, ________.

         2. Acceptance of Premises. Tenant has inspected the Premises and affirms that the Premises is acceptable in all respects in its current "as is" condition.

         3. Incorporation. This Confirmation is incorporated into the Lease, and forms an integral part thereof. This Confirmation shall be construed and interpreted in accordance with the terms of the Lease for all purposes.

                         TENANT:


                                                    a
                         -------------------------,   ------------------------


                          By:
                             -------------------------------------------------
                          Name:
                               -----------------------------------------------
                          Title:
                                ----------------------------------------------


                         LANDLORD:

                         CarrAmerica Realty Corporation, a Georgia corporation


                         By:
                            --------------------------------------------------
                         Name
                             -------------------------------------------------
                         Title:
                               -----------------------------------------------



                                  Appendix E

                                   APPENDIX F

                              SPECIAL STIPULATIONS


1. EARLY OCCUPANCY. Tenant may begin its move into the Premises in December, 1998; provided Tenant does not interfere with any construction. During December, 1998, Tenant shall be liable for all Terms set forth in this Lease except Rent.

2. PHASED OCCUPANCY. Landlord and Tenant agree in good faith that Tenant's use of the Premises during the Phased Occupancy shall approximately meet the square footage amounts reflected in Paragraph 3 of the Schedule.

3. PARKING. Notwithstanding anything to the contrary set forth herein, parking shall be on-site, adequately lit and free of charge.

         A. As used herein, the term "Parking Spaces" shall mean 86 parking spaces in the initial Premises located in the Building such Parking Spaces to be located on the Land associated with the Building, all of which shall be non-designated spaces. Tenant and its agents, employees, contractors, invitees and licensees may not use additional parking spaces without the prior written consent of Landlord. Tenant and its agents, employees, contractors, invitees or licensees shall not interfere with the rights of Landlord or others entitled to similar use of the parking facilities. If Tenant's use is in excess of the allotted Parking Spaces, then such use shall be an immediate event of default and Landlord may use all of its rights and remedies under the Lease including its right to immediately terminate this Lease.

         B. All parking facilities furnished by Landlord shall be subject to the reasonable and control and management of Landlord, who may, from time to time, establish, modify and enforce reasonable rules and regulations with respect thereto, provided that there shall be no charge to Tenant or its employees or invitees for use of the Parking Spaces during the Term, except in connection with Operating Costs (including exterior lighting) and except for the reasonable cost of any access cards. Landlord further reserves the right to change or reconfigure the parking facilities and designate the parking spaces therein, to construct or repair any portion thereof, and to restrict or eliminate the use of any parking areas and do such other acts in and to such areas as Landlord deems necessary or desirable without such actions being deemed an eviction of Tenant or a disturbance of Tenant's use of the Premises and without Landlord being deemed in default hereunder; provided, however, the number of Parking Spaces as set forth in Section (a) above shall be maintained throughout the Term.

         C. If parking spaces are not assigned pursuant to the terms of this Lease, Landlord reserves the right at any time to assign parking spaces, and Tenant shall thereafter be responsible to insure that its employees park in the designated areas. Landlord shall not be liable for any damage of any nature to, or any theft of vehicles, or contents thereof, in or about such parking facility.

4. SIGNAGE. It is expressly understood and agreed that Tenant shall have the right to install signage at the Project, upon and subject to the terms and conditions set forth in this Special Stipulation 1 below.

         A. Monument Signage Rights. Landlord shall procure and install a monument type sign (the "Monument Sign") on the Land for the non-exclusive use of Tenant, in a location to be decided by Landlord. Tenant shall have the right to procure, and Landlord shall install and maintain, all at Tenant's sole cost and expense, Tenant's lettering/sign on the Monument Sign (the "Tenant's Monument Signage"), upon and subject to the following terms and conditions.

                  (a) All costs and expenses in connection with the procurement, installation, insuring, maintenance and removal of Tenant's Monument Signage shall be the responsibility of Tenant;

                  (b) Tenant's Monument Signage shall comply with all Legal Requirements and Tenant and Landlord, at Tenant's cost shall obtain any required consents or permits from any applicable Governmental Authority;



                                  Appendix F
                                       1

                  (c) Tenant's Monument Signage shall be located on the Monument Sign in the area approved by Landlord, which approval shall not be unreasonably withheld, and the exact manner of installation, design, size, color, lettering, location and illumination of the Monument Sign and Tenant's Monument Signage shall be subject to the prior written approval of Landlord (such approval not to be unreasonably withheld). Without limiting the generality of the foregoing, the Monument Sign and Tenant's Monument Signage shall not adversely affect or conflict with in any way the Embassy Row entrances or Embassy Row development identification(s);

                  (d) Tenant shall have the right to maintain Tenant's Monument Signage on the Monument Sign only for so long as this Lease remains in full force and effect, and Tenant and/or its Affiliates are collectively leasing 20,000 or more rentable square feet in the Building and subleasing 40,000 or more rentable square feet in the Project. In addition to the foregoing conditions, the rights granted to Tenant in this subsection A are personal to the Tenant named herein and may not be transferred to any assignee or subtenant that is not an Affiliate of Tenant unless Landlord otherwise agrees in writing to permit the assignment of such signage rights to the permitted assignee of the Lease or any permitted sublessee. Landlord covenants that it will not unreasonably withhold its consent to such assignment of the signage rights; provided, however, if the assignee or sublessee is a Governmental entity, Landlord may withhold its consent in its sole, arbitrary and absolute discretion. Tenant shall, at its sole cost and expense, promptly remove the Tenant's Monument Signage and repair any damage to the Monument Sign, the Building, the Land and/or any other portion of the Project caused by or resulting from such removal if the above conditions do not continue to be satisfied. In the event Tenant fails to so remove such Tenant's Monument Signage or repair such damage, Landlord may remove same and made such repairs at Tenant's cost and Tenant shall pay Landlord on demand as additional Rent the cost of such removal and repairs. The Monument Sign shall remain the property of Landlord upon the expiration or earlier termination of this Lease.

         B. Georgia 400 Monument Sign. In the event that the Metropolitan Atlanta Rapid Transit authority ("MARTA") grants to Landlord a written easement in recordable form (the "MARTA Easement") to install, maintain, repair, replace and use a monument type sign on the real property owned by MARTA that is adjacent to land owned by Landlord and to Georgia Highway 400 (the "MARTA Monument Sign"), then, subject to the provisions of the MARTA Easement, Tenant shall have the right to procure, and the Landlord shall install and maintain, all at Tenant's sole cost and expense, Tenant's lettering/sign on the MARTA Monument Sign (the "Tenant's MARTA Monument Signage"), upon and subject to the following terms and conditions:

                  (a) Tenant rights under this subsection B are not exclusive. The area of coverage of Tenant's MARTA Monument Signage on the MARTA Monument Sign shall not exceed 50% of the total area available for signage on the MARTA Monument Sign as determined by Landlord in its reasonable discretion. Landlord agrees that the position of Tenant's MARTA Monument Signage on the MARTA Monument Sign shall be on the lower half portion of the MARTA Monument Sign. If during the Term of this Lease, Landlord executes a Lease with another Tenant for premises containing at least 48,000 square feet, then upon Landlord's written notice, Tenant's signage rights hereunder shall be reduced from 50% to 25% and the position of Tenant's signage shall generally be on the middle to lower half portion of such sign. All costs and expenses in connection with the procurement, installation, insuring, maintenance and removal of Tenant's MARTA Monument Signage shall be the responsibility of Tenant;

                  (b) Tenant's MARTA Monument Signage shall comply with the provisions of the MARTA Easement and with all Legal Requirements, and Tenant and Landlord, at Tenant's cost,- shall obtain any required consents or permits from any applicable governmental Authority;

                  (c) Tenant's MARTA Monument Signage shall be located on the MARTA Monument Sign in the area approved by Landlord, which approval shall not be unreasonably withheld, and the exact manner of installation, design, size, color, lettering, location and illumination of the MARTA Monument Sign and Tenant's MARTA Monument Signage shall be subject to the prior written approval of Landlord (such approval shall not be unreasonably withheld). Landlord agrees that the position of Tenant's MARTA Monument Signage on the MARTA Monument Sign shall generally be on the middle to lower half portion of the MARTA Monument Sign. Notwithstanding the foregoing, it shall be deemed reasonable for Landlord to withhold



                                  Appendix F
                                       2
its approval if Tenant's plans do not comply with the provisions of, or otherwise breach the provisions of, the MARTA Easement;

                  (d) Tenant shall have the right to maintain Tenant's MARTA Monument Signage on the MARTA Monument Sign only for so long as (i) the MARTA Easement remains in effect, (ii) this Lease remains in full force and effect, and (iii) Tenant and/or its Affiliates are leasing 20,000 or more rentable square feet in the Building and subleasing 40,000 or more rentable square feet in the Project. In addition to the foregoing conditions, the rights granted to Tenant in this subsection B are personal to the Tenant named herein and may not be transferred to any assignee or subtenant that is not an Affiliate of Tenant unless Landlord otherwise agrees in writing to permit the assignment of such signage rights to the permitted assignee of the Lease or any permitted sublessee. Landlord covenants that it will not unreasonably withhold its consent to such assignment of the signage rights; provided, however, if the assignee or sublessee is a Governmental Entity, Landlord may withhold its consent in its sole, arbitrary and absolute discretion. Tenant shall, at its sole cost and expense, promptly remove the Tenant's MARTA Monument Signage and repair any damage to the MARTA Monument Sign, MARTA'S land and/or any other portion of the Project caused by or resulting from such removal if the above conditions do not continue to be satisfied. In the event Tenant fails to so remove such Tenant's MARTA Monument Signage or repair such damage, Landlord may remove same and made such repairs at Tenant's cost and Tenant shall pay Landlord on demand as additional Rent the cost of such removal and repairs. The MARTA Monument Sign shall remain the property of Landlord upon the expiration or earlier termination of this Lease.

5. LANDLORD FEES. Notwithstanding anything herein to the contrary, Landlord shall not charge Tenant a supervisory fee for installation of phone or data cabling which are contracted between Tenant and third party vendors.

6. LEASE EXTENSION. Tenant shall have a one-time right to extend the Lease Term for an additional ninety (90) days ("Extension Period") provided it gives Landlord written notice at least ninety (90) days prior to the expiration of the Original Term. For the Extension Period, all terms and conditions as set forth in this Lease shall apply except the monthly Rent due shall be equal to one hundred and fifteen percent (115%) of the prevailing monthly Rent being paid in the last year of this original Lease Agreement.



                                  Appendix F
                                       3

                               TABLE OF CONTENTS



                                                                                                      Page
                                                                                                      ----

1.       LEASE AGREEMENT                                                                                 3

2.       RENT                                                                                            3
         A.       Types of Rent                                                                          3
                  (1)      Base Rent                                                                     3
                  (2)      Operating Cost Share Rent                                                     3
                  (3)      Tax Share Rent                                                                3
                  (4)      Additional Rent                                                               3
                  (5)      Rent                                                                          4
         B.       Payment of Operating Cost Share Rent and Tax Share Rent                                4
                  (1)      Payment of Estimated Operating Cost Share Rent
                           and Tax Share Rent                                                            4
                  (2)      Correction of Operating Cost Share Rent                                       4
                  (3)      Correction of Tax Share Rent                                                  4
         C.       Definitions                                                                            4
                  (1)      Included Operating Costs                                                      4
                  (2)      Excluded Operating Costs                                                      5
                  (3)      Taxes                                                                         6
                  (4)      Lease Year                                                                    6
                  (5)      Fiscal Year                                                                   6
         D.       Computation of Base Rent and Rent Adjustments                                          6
                  (1)      Prorations.                                                                   6
                  (2)      Default Interest.                                                             6
                  (3)      Rent Adjustments.                                                             6
                  (4)      Books and Records.                                                            6
                  (5)      Miscellaneous.                                                                7

3.       PREPARATION AND CONDITION OF PREMISES
         POSSESSION AND SURRENDER OF PREMISES                                                            7
         A.       Condition of Premises.                                                                 7
         B.       Tenant's Possession.                                                                   7
         C.       Maintenance.                                                                           7

4.       PROJECT SERVICES                                                                                7
         A.       Heating and Air Conditioning                                                           7
         B.       Elevators                                                                              7
         C.       Electricity                                                                            8
         D.       Water                                                                                  8
         E.       Janitorial Service                                                                     8
         F.       Interruption of Services                                                               8

5.       ALTERATIONS AND REPAIRS                                                                         8
         A.       Landlord's Consent and Conditions.                                                     8
         B.       Damage to Systems.                                                                     9
         C.       No Liens.                                                                              9
         D.       Ownership of Improvements.                                                            10
         E.       Removal at Termination.                                                               10

6.       USE OF PREMISES                                                                                10

7.       GOVERNMENTAL REQUIREMENTS AND BUILDING RULES.                                                  10

                               TABLE OF CONTENTS


                                                                                                      Page
                                                                                                      ----

8.       WAIVER OF CLAIMS; INDEMNIFICATION; INSURANCE.                                                  10
         A.       Waiver of Claims.                                                                     10
         B.       Indemnification.                                                                      11
         C.       Tenant's Insurance.                                                                   11
         D.       Insurance Certificates.                                                               12
         E.       Landlord's Insurance.                                                                 12

9.       FIRE AND OTHER CASUALTY                                                                        12
         A.       Termination.                                                                          12
         B.       Restoration.                                                                          12

10.      EMINENT DOMAIN.                                                                                12

11.      RIGHTS RESERVED TO LANDLORD.                                                                   13
         A.       Name                                                                                  13
         B.       Signs.                                                                                13
         C.       Window Treatments.                                                                    13
         D.       Keys                                                                                  13
         E.       Access                                                                                13
         F.       Preparation for Reoccupancy                                                           13
         G.       Heavy Articles                                                                        13
         H.       Show Premises                                                                         13
         I.       Relocation of Tenant                                                                  13
         J.       Use of Lockbox                                                                        13
         K.       Repairs and Alterations                                                               13
         L.       Landlord's Agents                                                                     13
         M.       Building Services.                                                                    14
         N.       Other Actions.                                                                        14

12.      TENANT'S DEFAULT.                                                                              14
         A.       Rent Default.                                                                         14
         B.       Assignment/Sublease or Hazardous Substances Default.                                  14
         C.       Other Performance Default.                                                            14
         D.       Credit Default.                                                                       14
         E.       Vacation or Abandonment Default.                                                      14

13.      LANDLORD REMEDIES                                                                              14
         A.       Termination of Lease or Possession.                                                   14
         B.       Lease Termination Damages.                                                            14
         C.       Possession Termination Damages.                                                       15
         D.       Landlord's Remedies Cumulative.                                                       15
         E.       WAIVER OF TRIAL BY JURY.                                                              15
         F.       Litigation Costs.                                                                     15

14.      SURRENDER.                                                                                     15

15.      HOLDOVER.                                                                                      15

16.      SUBORDINATION TO GROUND LEASES AND MORTGAGES                                                   16
         A.       Subordination                                                                         16

                               TABLE OF CONTENTS


                                                                                                      Page
                                                                                                      ----

         B.       Termination of Ground Lease or Foreclosure of Mortgage                                16
         C.       Security Deposit                                                                      16
         D.       Notice and Right to Cure                                                              16
         E.       Definitions.                                                                          16

17.      ASSIGNMENT AND SUBLEASE.                                                                       16
         A.       In General.                                                                           16
         B.       Landlord's Consent.                                                                   17
         C.       Procedure.                                                                            17
         D.       Change of Management or Ownership.                                                    17
         E.       Excess Payments.                                                                      17
         F.       Recapture.                                                                            18

18.      CONVEYANCE BY LANDLORD                                                                         18

19.      ESTOPPEL CERTIFICATE                                                                           18

20.      SECURITY DEPOSIT                                                                               18

21.      FORCE MAJEURE                                                                                  18

22.      TENANT'S PERSONAL PROPERTY AND FIXTURES                                                        18

23.      NOTICES                                                                                        19
         A.       Landlord.                                                                             19
         B.       Tenant.                                                                               19

24.      QUIET POSSESSION                                                                               19

25.      REAL ESTATE BROKER                                                                             19

26.      MISCELLANEOUS                                                                                  19
         A.       Successors and Assigns.                                                               19
         B.       Date Payments Are Due.                                                                20
         C.       Meaning of "Landlord", "Re-Entry, "including" and "Affiliate".                        20
         D.       Time of the Essence.                                                                  20
         E.       No Option.                                                                            20
         F.       Severability.                                                                         20
         G.       Governing Law.                                                                        20
         H.       Lease Modification.                                                                   20
         I.       No Oral Modification.                                                                 20
         J.       Landlord's Right to Cure.                                                             20
         K.       Captions.                                                                             20
         L.       Authority.                                                                            20
         M.       Landlord's Enforcement of Remedies.                                                   20
         N.       Entire Agreement.                                                                     20
         O.       Landlord's Title.                                                                     20
         P.       Light and Air Rights.                                                                 20
         Q.       Singular and Plural.                                                                  21
         R.       No Recording by Tenant.                                                               21
         S.       Exclusivity.                                                                          21

                               TABLE OF CONTENTS

                                                                                                      Page
                                                                                                      ----


         T.       No Construction Against Drafting Party.                                               21
         U.       Survival.                                                                             21
         V.       Rent Not Based on Income.                                                             21
         W.       Building Manager and Service Providers.                                               21
         X.       Late Charge and Interest on Late Payments.                                            21
         Y.       Tenant's Financial Statements                                                         21

27.      UNRELATED BUSINESS INCOME                                                                      21

28.      HAZARDOUS SUBSTANCES                                                                           21

29.      EXCULPATION                                                                                    22


APPENDIX A - PLAN OF THE PREMISES
APPENDIX B - RULES AND REGULATIONS
APPENDIX C - TENANT IMPROVEMENT AGREEMENT
APPENDIX D - MORTGAGES CURRENTLY AFFECTING THE PROJECT
APPENDIX E - COMMENCEMENT DATE CONFIRMATION
APPENDIX F - SPECIAL STIPULATIONS